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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 26, 2000

                                   UPROAR INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                000-29971                              133919458
               --------                                ---------                              ---------
     (State or other jurisdiction                     (Commission                         (I.R.S. Employer
           of incorporation)                          File Number)                        Identification No.)


                    240 West 35th Street, New York, NY 10001
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (212) 714-9500


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Item 5. Other Events

         Uproar Inc. (the "Company") has agreed to acquire iwin.com, Inc., a Delaware corporation ("iwin"). Pursuant to an Agreement and Plan of Reorganization, dated as of July 25, 2000, by and among the Company, iwin, iwin Acqusition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), stockholders' agent and stockholders named therein, at the effective time of the acquisition ("Effective Time"), Merger Sub will merge with and into iwin and iwin will become a wholly-owned subsidiary of the Company ("Merger").

         In the transaction, each holder of an outstanding share of iwin Common Stock will receive a fraction of a share of Common Stock of the Company equal to the Exchange Ratio. The "Exchange Ratio" equals a number, the numerator of which shall be fourteen million eight thousand three hundred three (14,008,303), and the denominator of which shall be equal to the sum of (X) the aggregate number of shares of iwin Common Stock outstanding as of the Effective Time (including each share of iwin Common Stock into which shares of iwin Preferred Stock shall be converted (on a one to one basis) prior to the Effective Time), (Y) the aggregate number of shares of iwin Common Stock issuable upon exercise of all options of iwin ("iwin Options") outstanding and vested as of the Effective Time, including iwin Options the vesting of which will accelerate as a result of the consummation of the Merger, and (Z) the aggregate number of shares of iwin Common Stock issuable upon exercise of all warrants of iwin outstanding as of the Effective Time. In the transaction, the Company will also assume all outstanding stock options and warrants previously issued by iwin. As of July 25, 2000, iwin had outstanding 7,068,180 shares of Common Stock, 8,525,692 shares of Preferred Stock, 2,392,973 shares of Common Stock subject to outstanding options (26,875 of which were vested on such date and the vesting of 1,277,114 of which will accelerate automatically at the Effective Time) and 60,000 shares of Common Stock subject to outstanding warrants.

         The Merger, which is expected to close in mid October 2000 or early November 2000, is expected to be accounted for as a tax-free acquisition and is subject to the approval of the stockholders of the Company and iwin. The Company has received the agreement of certain iwin stockholders holding a majority of iwin's Common Stock and Preferred Stock to vote in favor of the transaction.

         Further details regarding this announcement are contained in the Company's press release dated July 26, 2000, attached as an exhibit hereto and incorporated by reference herein.



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Item 7. Exhibits.

                  Exhibit
                  Number       Description
                  ------       ------------
                  99.1         Press release, dated July 26, 2000.




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                                    SIGNATURE


              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Uproar Inc.


Date:  August 3, 2000                   /s/ Kenneth D. Cron
                                        ---------------------------------------
                                        Kenneth D. Cron
                                        Chairman of the Board and
                                        Chief Executive Officer



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                                 EXHIBIT INDEX



Exhibit
Number               Description
-------              -----------
99.1                 Press Release dated July 26, 2000